Exhibit 10.2
GUARANTEE AGREEMENT
dated as of
February 14, 2006,
among
NORTEL NETWORKS INC.,
as Borrower and Guarantor,
NORTEL NETWORKS LIMITED,
as Guarantor,
NORTEL NETWORKS CORPORATION
as Guarantor,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
and
EXPORT DEVELOPMENT CANADA,
as provider of the EDC Support Facility

 i

          GUARANTEE AGREEMENT dated as of February 14, 2006, among NORTEL NETWORKS INC., a company organized and existing under the laws of Delaware (“NNI” or the “Borrower”), NORTEL NETWORKS CORPORATION, a company organized and existing under the laws of Canada (“NNC”), NORTEL NETWORKS LIMITED, a company organized and existing under the laws of Canada (“NNL” and together with NNI and NNC, jointly and severally, the “Guarantors,” and each, a “Guarantor”), EXPORT DEVELOPMENT CANADA, as provider of the EDC Support Facility, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
          Reference is made to the Credit Agreement dated as of February 14, 2006 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”) among NNI, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc., as Joint Bookrunners and Joint Lead Arrangers, Citicorp USA, Inc., as Syndication Agent, Royal Bank of Canada, as Documentation Agent, and Export Development Canada, as Managing Agent;
          WHEREAS, the Guarantors will materially benefit from the ability of the Borrower to obtain funds pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit; and
          WHEREAS, the Lenders are prepared to enter into the Credit Agreement on the terms and subject to the conditions (one of which is the execution and delivery by the Guarantors of this Guarantee Agreement) set forth in the Credit Agreement, a copy of which the Guarantors hereby acknowledge having received;
          NOW, THEREFORE, the Guarantors hereby agree with the Administrative Agent and the Lenders as follows:
ARTICLE I
Definitions
          SECTION 1.01. Defined Terms. In this Agreement, capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement. In addition, the following terms, as used in this Agreement, have the meanings specified below:
     “Administrative Agent” has the meaning assigned to such term in the preamble.
     “Affiliate” means, as to any Person, (i) any other Person (a “Controlling Person”) that directly, or indirectly through one or more intermediaries, controls such Person or (ii) any Person (other than such Person and its Subsidiaries) which is controlled by or is under common control with a Controlling Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” means this Guarantee Agreement, as the same may be amended from time to time.
          “Bank Termination Date” means the first date on which all of the following conditions are satisfied:
     (i) all commitments to extend credit under the Credit Agreement shall have expired or been terminated;
     (ii) all Tranche A Guaranteed Obligations and Tranche B Guaranteed Obligations that are Non-Contingent Obligations (including without limitation principal of and interest on the Loans) shall have been indefeasibly paid in full; and
     (iii) no Tranche A Guaranteed Obligation or Tranche B Guaranteed Obligation that is a Contingent Obligation shall remain outstanding, in each case other than any general indemnification provisions (such as those set forth in Sections 8.03, 8.04 and 9.03 of the Credit Agreement) and the like, as to which no claim has been asserted on or prior to such date.
          “Contingent Obligation” means, at any time, any Guaranteed Obligation (or portion thereof) that is contingent in nature at such time.
          “Credit Agreement” has the meaning assigned to such term in the preamble.
          “Credit Party” has the meaning set forth in Section 1.01 of the Credit Agreement.
          “EDC” means Export Development Canada and successor and assigns under the EDC Facility.
          “EDC Facility” means the facility made available by EDC to NNL pursuant to the Amended and Restated Master Facility Agreement dated October 24, 2005, as the same may be amended from time to time.
          “EDC Facility Guaranteed Obligations” means all reimbursement and indemnity obligations, contingent or otherwise, and obligations to repay interest and fees of NNL under the EDC Facility.
          “Guaranteed Obligations” means, (i) in the case of NNC, the NNC Guaranteed Obligations, (ii) in the case of NNI, the NNI Guaranteed Obligations and (iii) in the case of NNL, the NNL Guaranteed Obligations.

          “Guaranteed Party” means (i) with respect to the Tranche A Guaranteed Obligations, the Administrative Agent and any Tranche A Lender, (ii) with respect to the Tranche B Guaranteed Obligations, the Administrative Agent and any Tranche B Lender and (iii) with respect to the EDC Facility Guaranteed Obligations, EDC.
          “Guarantor” has the meaning assigned to such term in the preamble.
          “Lender” has the meaning set forth in Section 1.01 of the Credit Agreement.
          “Loan” means a Tranche A Loan or a Tranche B Loan and “Loans” means Tranche A Loans or Tranche B Loans or any combination of the foregoing.
          “Loan Document” has the meaning set forth in Section 1.01 of the Credit Agreement.
          “NNC Guaranteed Obligations” means the Tranche A Guaranteed Obligations, the Tranche B Guaranteed Obligations and the EDC Facility Guaranteed Obligations.
          “NNI Guaranteed Obligations” means the EDC Facility Guaranteed Obligations.
          “NNL Guaranteed Obligations” means the Tranche A Guaranteed Obligations and the Tranche B Guaranteed Obligations.
          “Non-Contingent Obligation” means at any time any Guaranteed Obligation (or portion thereof) that is not a Contingent Obligation at such time.
          “Obligors” means the Borrower and the Guarantors.
          “Participant” has the meaning set forth in Section 1.01 of the Credit Agreement.
          “Post-Petition Interest” means, with respect to any obligation of any Person, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of such Person (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
          “Required Lenders” means, with respect to any amendment or waiver hereunder (including any release of any Guarantor pursuant to Section 4.12(c)) Lenders having the percentage of the Tranche A Commitments and Tranche A Loans specified by Section 9.05 of the Credit Agreement in order to approve such action; provided, that any amendment or waiver hereunder that would (A) provide any additional benefits to the Lenders which are not also provided to EDC, (B) alter the priority of the Guaranteed Obligations in any manner adverse to EDC or (iii) increase the amount of Guaranteed

Obligations hereunder, then the consent of the “Required Lenders” shall not be deemed to have been obtained unless EDC shall have also consented to such amendment or waiver.
          “Specified Event of Default” means an event described in Section 6.01(a), (f), or (g) or 6.02(a), (g) or (h) of the Credit Agreement or any Event of Default caused by a breach of any financial covenant contained in the Credit Agreement.
          “Tranche A Lender” means a Lender in its capacity as a holder of a Tranche A Loan under the Credit Agreement.
          “Tranche A Loan” has the meaning set forth in Section 1.01 of the Credit Agreement.
          “Tranche A Guaranteed Obligations” means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) on the Tranche A Loans and (ii) all other amounts payable by the Borrower in connection with the Tranche A Loans under the Credit Agreement.
          “Tranche B Lender” means a Lender in its capacity as a holder of a Tranche B Loan under the Credit Agreement.
          “Tranche B Loan” has the meaning set forth in Section 1.01 of the Credit Agreement.
          “Tranche B Guaranteed Obligations” means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) on the Tranche B Loans and (ii) all other amounts payable by the Borrower in connection with the Tranche B Loans under the Credit Agreement.
ARTICLE II
Guarantee
          SECTION 2.01. Guarantee. (a) Each Guarantor unconditionally guarantees (jointly and severally), as a primary obligor and not merely as a surety, the due and punctual payment and performance of its Guaranteed Obligations. Each Guarantor further agrees that its Guaranteed Obligations may be extended, renewed or amended, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension, renewal or amendment of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to any other Obligor of any of its Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. This guarantee is a continuing guarantee and shall be binding on each of the Guarantors and its successors and assigns.
          SECTION 2.02. No Limitations. (a) Except for termination of each of the Guarantor’s obligations hereunder as expressly provided in Section 4.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of its Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Lender to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement; (iii) the release of any security held by any Person as security for its Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of its Guaranteed Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Obligor or otherwise operate as a discharge of any Obligor as a matter of law or equity (other than the indefeasible payment in full in cash of all such Guarantor’s Guaranteed Obligations).
          (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Obligor or the unenforceability of its Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Obligor, (other than the indefeasible payment in full in cash of all its Guaranteed Obligations).
          SECTION 2.03. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Guaranteed Party upon the bankruptcy or reorganization of any Obligor or otherwise.
          SECTION 2.04. Agreement To Pay; Subrogation. (a) In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any other Obligor to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor, as applicable, hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Party in cash the amount of such unpaid Guaranteed Obligation, as applicable. Upon payment by a Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Obligor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
          (b)The obligations of NNI under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render the Guarantee granted by NNI hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.

          SECTION 2.05. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Credit Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of its Guaranteed Obligations, as applicable, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
ARTICLE III
Indemnity, Subrogation and Subordination
          SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.02), the Borrower agrees that in the event a payment of a Guaranteed Obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
          SECTION 3.02. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of each Guarantor under Section 3.01 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of such Guarantor with respect to its obligations hereunder, and such Guarantor shall remain liable for the full amount of its obligations hereunder.
ARTICLE IV
Miscellaneous
          SECTION 4.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i) if to NNI, to:
Nortel Networks Inc.
c/o Nortel Networks Limited
8200 Dixie Road, Suite 100
MS: 036/NO/230
Brampton, On L6T 5P6

Attention: Corporate Secretary
Facsimile: 905-863-8386;
(ii) if to the Administrative Agent, to:
JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, NY 10017
Attention: David M. Mallett
Facsimile: 212-270-5127;
(iii) if to NNC or NNL, to:
Nortel Networks Limited
8200 Dixie Road, Suite 100
MS: 036/NO/230
Brampton, On L6T 5P6
Attention: Corporate Secretary
Facsimile: 905-863-8386; and
(iv) if to Export Development Canada, to:
Export Development Canada
151 O’Connor Street
Ottawa, Ontario K1A 1K3
[Attention: David Guy
Facsimile: 613-598-6858]
(v)  if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications
          (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
          SECTION 4.02. Waivers; Amendment. (a)No failure or delay by the Administrative Agent or any other Guaranteed Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Guaranteed Parties and the Administrative Agent hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Tranche A Loan, a Tranche B Loan, or the issuance of any support under the EDC Facility shall not be construed as a waiver of any breach of, or default under, this Agreement, any other Loan Document or the EDC Facility, regardless of whether the Administrative Agent or any Guaranteed Party may have had notice or knowledge of such breach or default at the time. No notice or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Required Lenders, the Borrower and the Guarantors with respect to which such waiver, amendment or modification is to apply.
          SECTION 4.03. Administrative Agent’s Fees and Expenses; Indemnification. (a)The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.
          (b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor agrees to indemnify the Administrative Agent, its Affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
          SECTION 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          SECTION 4.05. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Obligor when a counterpart hereof executed on behalf of such Obligor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Obligor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Obligor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Obligor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Obligor and may be amended, modified, supplemented, waived or released with respect to any Obligor without the approval of any other Obligor and without affecting the obligations of any other Obligor hereunder.
          SECTION 4.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 4.07. Right of Set-Off. If a Specified Event of Default has occurred and is continuing and any Guaranteed Obligation is not paid promptly when due after a demand has been made, each of the relevant Guaranteed Parties and their respective Affiliates is authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Guaranteed Party or affiliate to or for the credit or the account of any relevant Guarantor against the obligations of such Guarantor under this Agreement, irrespective of whether or not such Guaranteed Party shall have made any demand thereunder and although such obligations may be unmatured. The rights of each Guaranteed Party under this Section 4.07 are in addition to all other rights and remedies (including other rights of set-off) that such Guaranteed Party may have.

          SECTION 4.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor, or its properties in the courts of any jurisdiction.
          (c) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 4.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Each of NNC and NNL hereby appoints the CT Corporation System at 111 Eighth Avenue, New York, NY 10011, or if otherwise, its principal place of business in the City of New York from time to time, as its agent for service of process, and agrees that service of any process, summons, notice or documents by hand delivery or registered mail upon such agent shall be effective service of process for any suit, action or proceeding brought in any such court. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 4.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT

SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.09.
          SECTION 4.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 4.11. Taxes. For the avoidance of doubt, each of NNL and NNC agrees that the Lenders and Participants (subject to the limitations set forth in Section 9.06(c)(ii) of the 2006 Credit Agreement) shall be entitled to the benefits of Section 8.04 of the 2006 Credit Agreement with respect to any obligation of NNC or NNL hereunder in respect of the Tranche A Guaranteed Obligations or the Tranche B Guaranteed Obligations, including any payments made in respect thereof.
          SECTION 4.12. Guarantee Absolute. Without limiting the provisions of Section 2.02 of this Agreement, all rights of the Administrative Agent and the Guaranteed Parties hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, the EDC Facility, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, the EDC Facility or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.
          SECTION 4.13. Termination or Release. (a)This Agreement and the guarantees made herein shall terminate with respect to all Guaranteed Obligations on the Bank Termination Date.
          (b) Each of NNL or NNC, as appropriate, shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which NNL or NNC, as appropriate, ceases to exist.
          (c) A Guarantor may be released from its obligations hereunder by the Administrative Agent with the consent of the Required Lenders.
          (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.12 shall be without recourse to or warranty by the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NORTEL NETWORKS INC., as Borrower and Guarantor
By:	/s/ Karen Sledge
	Name:	Karen Sledge
	Title:	President

NORTEL NETWORKS CORPORATION, as Guarantor
By:	/s/ Gordon Davies
	Name:	Gordon Davies
	Title:	General Counsel – Corporate and Corporate Secretary

By:	/s/ Katharine B. Stevenson
	Name:	Katharine B. Stevenson
	Title:	Treasurer

NORTEL NETWORKS LIMITED, as Guarantor
By:	/s/ Gordon Davies
	Name:	Gordon Davies
	Title:	General Counsel – Corporate and Corporate Secretary

By:	/s/ Katharine B. Stevenson
	Name:	Katharine B. Stevenson
	Title:	Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
By:	/s/ David M. Mallett
	Name:	David M. Mallett
	Title:	Vice President

EXPORT DEVELOPMENT CANADA, as provider of the EDC Support Facility
By:	/s/ David B. Guy
	Name:	David B. Guy
	Title:	Director-Telecom

By:	/s/ Michael J. Fortner
	Name:	Michael J. Fortner
	Title:	Financial Services Manager